Exhibit 99.1

DXC Technology Reports Fourth Quarter and Full Fiscal Year 2026 Results

•Total revenue for Q4 FY26 of $3.13 billion, down 1.2% YoY, down 6.6% on an organic basis(1)
•Q4 FY26 Bookings of $3.3 billion, book to bill ratio of 1.07x
•Q4 FY26 EBIT margin of (1.2)%, and adjusted EBIT(2) margin of 7.6%
•Q4 FY26 Diluted earnings per share of $(0.84) down 158.7% YoY; Non-GAAP diluted earnings per share(3) of $0.77, down 8.3% YoY
•Q4 FY26 Free cash flow(4) was $110 million and full fiscal year 2026 was $713 million, up 3.8% YoY
•Repurchased $60 million of shares in Q4, and $250 million of shares in full fiscal year 2026

ASHBURN, VA, May 7, 2026 – DXC Technology (NYSE: DXC) today reported results for the fourth quarter and full fiscal year 2026.

"We delivered another quarter of strong free cash flow with adjusted EBIT margin ahead of our expectations, while our top line performance fell short,” said DXC Technology President and CEO Raul Fernandez. "Over the past year, we leaned into innovation to reposition DXC for the next phase of enterprise IT and AI driven transformation, including the recent launch of our AI based orchestration platform, OASIS and continued progress across our Core Track and Fast Track initiatives. With our deep client relationships and a clear strategy in place, we remain confident in our direction and are focused on improved revenue performance and long-term value creation."

Financial Highlights - Fourth Quarter Fiscal Year 2026

•Total revenue was $3.13 billion, down 1.2% year-over-year, down 6.6% on an organic basis.(1)
•EBIT was $(39) million, down 111.1% year-over-year with a corresponding margin of (1.2)%. Adjusted EBIT(2) was $237 million, up 3.0% year-over-year, with a corresponding margin(2) of 7.6%.
•Diluted earnings per share was $(0.84), down 158.7% year-over-year. Non-GAAP diluted earnings per share(3) was $0.77, down 8.3% year-over-year.
•Cash generated from operations was $239 million, down $76 million year-over-year. Free cash flow(4) was $110 million, down $1 million year-over-year.
•Bookings of $3.3 billion declined 13.5% year-over-year, with a book to bill ratio of 1.07x.
•Returned $60 million of capital to shareholders by repurchasing approximately 4.6 million shares.

(1) Revenue growth on an organic basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period's foreign currency exchange rates, adjusted for the impact of acquisitions and divestitures. A reconciliation of GAAP to non-GAAP measure are attached to this release.
(2) Adjusted EBIT and Adjusted EBIT margin are non-GAAP measures. Reconciliations of GAAP Net Income to such measures are attached to this release.
(3) Non-GAAP diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to non-GAAP diluted per share is attached to this release.
(4) Free cash flow is a non-GAAP measure, calculated by subtracting capital expenditures (Purchase of Property, Plant & Equipment, Transition and Transformation Contract Costs and Software Purchased or Developed) from cash flow from operations.

Segment Highlights - Fourth Quarter Fiscal Year 2026

Consulting and Engineering Services ("CES")
•Revenue was $1,256 million, up 1.7% year-over-year, down 3.9% on an organic basis.(1)
•Segment profit was $124 million, up 5.1% year-over-year, with a corresponding margin of 9.9%.
•Bookings declined 11.1% year-over-year, with a book to bill ratio of 1.07x.

Global Infrastructure Services ("GIS")
•Revenue was $1,549 million, down 5.0% year-over-year, down 10.6% on an organic basis.(1)
•Segment profit was $100 million, up 2.0% year-over-year, with a corresponding margin of 6.5%.
•Bookings declined 18.9% year-over-year, with a book to bill ratio of 1.11x.

Insurance Software & Services ("Insurance")
•Revenue was $325 million, up 7.3% year-over-year, up 4.0% on an organic basis.(1)
•Segment profit was $33 million, up 6.5% year-over-year, with a corresponding margin of 10.2%.
•Bookings increased 20.3% year-over-year, with a book to bill ratio of 0.88x.

Financial Highlights - Full Fiscal Year 2026

•Total revenue was $12.64 billion, down 1.8% year-over-year, down 4.8% on an organic basis.(1)
•EBIT was $353 million, down 49.3% year-over-year with a corresponding margin of 2.8%. Adjusted EBIT(2) was $970 million, down 4.8% year-over-year, with a corresponding margin(2) of 7.7%.
•Diluted earnings per share was $0.10, down 95.2% year-over-year. Non-GAAP diluted earnings per share(3) was $3.23, down 5.8% year-over-year.
•Cash generated from operations was $1,248 million, down $150 million year-over-year. Free cash flow(4) was $713 million, up $26 million year-over-year.
•Bookings of $12.4 billion declined 6.2% year-over-year, with a book to bill ratio of 0.98x.

Segment Highlights - Full Fiscal Year 2026

Consulting and Engineering Services ("CES")
•Revenue was $5,023 million, down 0.8% year-over-year, down 3.8% on an organic basis.(1)
•Segment profit was $518 million, down 10.7% year-over-year, with a corresponding margin of 10.3%.
•Bookings increased 1.1% year-over-year, with a book to bill ratio of 1.10x.

Global Infrastructure Services ("GIS")
•Revenue was $6,342 million, down 3.9% year-over-year, down 7.2% on an organic basis.(1)
•Segment profit was $432 million, up 0.2% year-over-year, with a corresponding margin of 6.8%.
•Bookings declined 13.3% year-over-year, with a book to bill ratio of 0.94x.

Insurance Software & Services ("Insurance")
•Revenue was $1,279 million, up 5.4% year-over-year, up 3.6% on an organic basis.(1)
•Segment profit was $129 million, down 20.4% year-over-year, with a corresponding margin of 10.1%.
•Bookings increased 3.6% year-over-year, with a book to bill ratio of 0.76x.

First Quarter Fiscal Year 2027 and Full Fiscal Year 2027 Guidance

First Quarter Fiscal Year 2027
•Total revenue in the range of $2.97 billion to $3.00 billion, a decline of 7.5% to 6.5% year-over-year on an organic basis.(1)
•Adjusted EBIT margin(2) of ~5.0%.
•Non-GAAP Diluted EPS(3) in the range of ~$0.40.

Full Fiscal Year 2027
•Total revenue in the range of $12.11 billion to $12.35 billion, a decline of 5.0% to 3.0% year-over-year on an organic basis.(1)
•Adjusted EBIT margin(2) in the range of 6.0% to 7.0%.
•Non-GAAP diluted EPS(3) in the range of $2.40 to $2.90.
•Free Cash Flow(4) of ~$600 million.

Additional metrics for the fourth quarter and full fiscal year 2027 guidance are presented in the table below.

Revenue	Q1 FY27 Guidance		FY27 Guidance
	Low	High	Low	High
YoY Organic Revenue %	(7.5)%	(6.5)%	(5.0)%	(3.0)%
Acquisition & Divestitures Revenues %	—%		—%
Foreign Exchange Impact on Revenues %	1.3%		2.2%
Others
Non-GAAP Net Interest Expense ($M)	$15		$56
Non-GAAP Tax Rate	48.0%		40.0%
Foreign Exchange Assumptions	Current Estimate		Current Estimate
$/Euro Exchange Rate	$1.17		$1.17
$/GBP Exchange Rate	$1.35		$1.35
$/AUD Exchange Rate	$0.70		$0.70

DXC does not provide reconciliations of non-GAAP measures included in its guidance because certain key information necessary for such reconciliations—most notably the impact of significant non-recurring items—is unavailable without unreasonable effort or may not be available at all. As a result, DXC believes any such reconciliation would not be meaningful.

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss fourth quarter and full fiscal 2026 results at 5:00 p.m. ET on May 7, 2026. The dial-in number for domestic callers is 888-596-4144. Callers who reside outside of the United States should dial +1-646-968-2525. The passcode for all participants is 9664077#. The webcast audio and any presentation slides will be available through a link posted on DXC Technology’s Investor Relations website.

A replay of the conference call will be available until 11:59 PM ET on May 14, 2026, at 800-770-2030 for domestic callers and at +1-609-800-9909 for international callers. The replay passcode is 9664077#. A transcript of the conference call will be posted on DXC Technology’s Investor Relations website.

About DXC Technology

DXC Technology (NYSE: DXC) is a leading enterprise technology and innovation partner delivering software, services, and solutions to global enterprises and public sector organizations — helping them harness AI to drive outcomes at a time of exponential change with speed. With deep expertise in Managed Infrastructure Services, Application Modernization, and Industry-Specific Software Solutions, DXC modernizes, secures, and operates some of the world's most complex technology estates. Learn more on DXC.com.

Forward-Looking Statements

Except for historical information, statements in this document may constitute "forward-looking statements" based on our current assumptions regarding future performance. These statements involve numerous risks, uncertainties, and other factors outside our control that could cause actual results to differ materially, including: inability to effectively manage our sales organization, including execution, pipeline, and talent management; our inability to expand service offerings to address emerging technological trends and competitive pressures; failure to attract and retain key personnel, including artificial intelligence (AI) and technical experts, or maintain partner relationships; risks associated with AI, including adoption, deployment, and governance, reliance on third-party platforms, cybersecurity, privacy, evolving regulations, and competitive displacement; inability to accurately estimate contract costs and timelines, or failure by us or third parties to deliver on commitments; systems failures, catastrophic events, and resulting service interruptions; liability or reputational damage from security breaches, cyber-attacks, or disclosure of confidential or personal data; failure to comply with new or existing laws, regulations, and customer contracts, including those relating to data privacy, economic sanctions, export controls, AI, and environmental, social, and governance (ESG) expectations; failure to maintain our credit rating, manage indebtedness, or raise capital, adversely affecting our liquidity and borrowing costs; risks associated with international operations, including exchange rate fluctuations and geopolitical conflicts (such as in Russia/Ukraine and the Middle East); macroeconomic challenges, including inflation, reduced customer spending, and economic slowdowns affecting deal closures and cost-takeout efforts; inability to compete effectively, maintain customer relationships, collect receivables, or comply with government contracting regulations; failure to succeed in strategic transactions, acquisitions, or partnerships; securities price volatility; supply chain disruptions, supplier non-performance, or increased procurement costs due to trade tensions, tariffs, or hostilities; climate change, natural disasters, and increased scrutiny of ESG initiatives; infringement of intellectual property rights, or inability to procure necessary third-party licenses; failure to achieve expected benefits of restructuring plans, workforce reductions, and automation/AI reliance; failure to maintain effective disclosure controls and internal control over financial reporting; asset impairment charges, including but not limited to intangibles and deferred tax assets; inability to pay dividends or repurchase shares; pending investigations, claims, and disputes; changes in tax rates, tax laws, and the timing and outcome of tax examinations; and risks related to completed strategic transactions. For a written description of these factors, see our most recently filed Annual Report on Form 10-K, our upcoming Annual Report on Form 10-K for the fiscal year ended March 31, 2026, and any updating information in subsequent SEC filings. Forward-looking statements speak only as of the date made. Except as required by law, we assume no obligation to update or revise any forward-looking statements.

About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we also disclose in this press release preliminary non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, adjusted EBIT, adjusted EBIT margin, non-GAAP diluted EPS, organic revenues, organic revenue growth, free cash flow, and non-GAAP tax rate.

We believe EBIT, adjusted EBIT, non-GAAP income before income taxes, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses as well as gains and losses on certain dispositions and certain tax adjustments.

We believe constant currency revenues provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars in the periods presented. See below for a description of the methodology we use to present constant currency revenues.

One category of expenses excluded from adjusted EBIT, non-GAAP income before income tax, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS, incremental amortization of intangible assets acquired through business combinations, if included, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets, primarily customer-related intangible assets, from its non-GAAP expenses, we believe it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from adjusted EBIT, non-GAAP income before income tax, non-GAAP net income, non-GAAP net income attributable to DXC common stockholders, and non-GAAP EPS is impairment losses, which, if included, may result in a significant difference in period-over-period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts reflect generally an acceleration of what would be multiple periods of expense and are not expected to occur frequently. Further, assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

Selected references are made to revenue growth on an “organic basis” in order that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures, thereby providing comparisons of operating performance from period to period of the business that we have owned during both periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. Organic revenue is calculated as constant currency revenue excluding the impact of mergers, acquisitions or similar transactions until the one-year anniversary of the transaction and excluding revenues of divestitures during the reporting period. This approach is used for all results where the functional currency is not the U.S. dollar. We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in both periods presented.

Free cash flow represents cash flow from operations, less capital expenditures. Free cash flow is utilized by our management, investors, and analysts to evaluate cash available for normal business operations, to pay debt, repurchase shares, and provide further investment in the business.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies. Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-GAAP measures calculated by translating current period activity into U.S. Dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. Dollar.

# # #

Contact:

Roger Sachs, CFA, Investor Relations, +1-201-259-0801, roger.sachs@dxc.com
Christina Trejo, Corporate Communications, +1-848-702-4607, christina.trejo@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Fiscal Years Ended
(in millions, except per-share amounts)	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025

Revenues	$3,130	$3,169	$12,644	$12,871

Costs of services	2,407	2,401	9,613	9,770
Selling, general and administrative	333	359	1,402	1,348
Depreciation and amortization	278	312	1,160	1,287
Restructuring costs	23	29	115	153
Interest expense	55	58	216	265
Interest income	(43)	(46)	(181)	(199)
Gain on disposition of businesses	—	—	—	(7)
Other expense (income), net	128	(282)	1	(376)
Total costs and expenses	3,181	2,831	12,326	12,241

(Loss) income before income taxes	(51)	338	318	630
Income tax expense	89	75	290	234
Net (loss) income	(140)	263	28	396
Less: net income (loss) attributable to non-controlling interest, net of tax	1	(1)	10	7
Net (loss) income attributable to DXC common stockholders	$(141)	$264	$18	$389

(Loss) income per common share:
Basic	$(0.84)	$1.46	$0.10	$2.15
Diluted	$(0.84)	$1.43	$0.10	$2.10

Weighted average common shares outstanding for:
Basic EPS	168.33	181.09	175.02	180.68
Diluted EPS	168.33	184.84	178.65	184.92

Selected Condensed Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	March 31, 2026	March 31, 2025
Assets
Cash and cash equivalents	$1,737	$1,796
Receivables, net	2,973	2,972
Prepaid expenses	526	477
Other current assets	126	118
Total current assets	5,362	5,363

Intangible assets, net	1,612	1,642
Operating right-of-use assets, net	663	635
Goodwill	527	526
Deferred income taxes, net	802	819
Property and equipment, net	1,122	1,253
Other assets	2,802	2,967
Total Assets	$12,890	$13,205

Liabilities
Short-term debt and current maturities of long-term debt	$520	$880
Accounts payable	561	549
Accrued payroll and related costs	564	571
Operating lease liabilities	232	227
Accrued expenses and other current liabilities	1,261	1,358
Deferred revenue and advance contract payments	748	762
Income taxes payable	53	64
Total current liabilities	3,939	4,411

Long-term debt, net of current maturities	3,032	2,996
Non-current deferred revenue	559	635
Non-current operating lease liabilities	463	444
Non-current income tax liabilities and deferred tax liabilities	502	495
Non-current pension obligations	385	387
Other long-term liabilities	801	347
Total Liabilities	9,681	9,715

Total Equity	3,209	3,490

Total Liabilities and Equity	$12,890	$13,205

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Fiscal Years Ended
(in millions)	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net income	$28	$396
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,182	1,313
Goodwill impairment losses	14	—
Operating right-of-use expense	305	309
Pension & other post-employment benefits, actuarial & settlement losses (gains)	169	(232)
Share-based compensation	86	79
Deferred taxes	26	(35)
Loss (gain) on dispositions	3	24
Provision for losses on accounts receivable	9	12
Unrealized foreign currency exchange (gains) losses	(14)	40
Impairment losses and contract write-offs	7	32
Amortization of debt issuance costs and discount	5	5
Cash surrender value in excess of premiums paid	(16)	(12)
Other non-cash charges, net	2	7
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in receivables	294	320
(Increase) decrease in prepaid expenses and other current assets	(164)	(81)
Decrease in accounts payable and accruals	(275)	(335)
(Decrease) increase in income taxes payable and income tax liability	(19)	(57)
Decrease in operating lease liability	(305)	(309)
Decrease in advance contract payments and deferred revenue	(95)	(78)
Other operating activities, net	6	—
Net cash provided by operating activities	1,248	1,398

Cash flows from investing activities:
Purchases of property and equipment	(212)	(248)
Payments for transition and transformation contract costs	(106)	(135)
Software purchased and developed	(217)	(328)
Business dispositions	—	26
Proceeds from sale of assets	35	161
Other investing activities, net	16	12
Net cash used in investing activities	(484)	(512)

Cash flows from financing activities:
Borrowings of commercial paper	—	367
Repayments of commercial paper	—	(369)
Principal payments on long-term debt	(1,062)	—
Payments on finance leases and borrowings for asset financing	(188)	(298)
Proceeds from bond issuance	742	—
Taxes paid related to net share settlements of share-based compensation awards	(14)	(20)
Repurchase of common stock	(249)	(14)
Other financing activities, net	(5)	17
Net cash used in financing activities	(776)	(317)
Effect of exchange rate changes on cash and cash equivalents	(47)	3
Net (decrease) increase in cash and cash equivalents	(59)	572
Cash and cash equivalents at beginning of year	1,796	1,224
Cash and cash equivalents at end of year	$1,737	$1,796

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes third party costs related to integration, separation, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions incurred within one year of such transactions closing, except for costs associated with related disputes, which may arise more than one year after closing.
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Pension and OPEB actuarial and settlement gains and losses – pension and OPEB actuarial mark to market adjustments and settlement gains and losses.
•Merger related indemnification – represents the Company’s estimate of potential net liability for tax related indemnifications.
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.
•Gains and losses on real estate and facility sales – gains and losses related to dispositions of real property.
•Impairment losses – non-cash charges associated with the permanent reduction in the value of the Company’s assets (e.g., impairment of goodwill and other long-term assets including fixed assets and impairments to deferred tax assets for discrete changes in valuation allowances). Future discrete reversals of valuation allowances are likewise excluded.
•Debt extinguishment costs – costs associated with early retirement, redemption, repayment or repurchase of debt and debt-like items including any breakage, make-whole premium, prepayment penalty or similar costs as well as solicitation and other legal and advisory expenses.
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets, adjustments for changes in tax legislation, tax litigation matters, and adjustments to transition tax. Income tax expense (benefit) from the impact of mergers and divestitures is separately computed based on the underlying transaction. Income tax expense of all other (non-discrete) non-GAAP adjustments is computed by applying the jurisdictional tax rate to the pre-tax adjustments on a jurisdictional basis. In fiscal 2026, includes the unfavorable summary judgment in a tax matter relating to a foreign exchange tax case.

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended March 31, 2026
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Merger related Indemnification	(Gains) and Losses on Real Estate, Facility Sales and Dispositions	Impairment Losses	Pension and OPEB actuarial and Settlement (Gains) and Losses	Tax Adjustment	Non-GAAP Results
(Loss) income from continuing operations, before taxes	$(51)	$23	$1	$87	$(3)	$7	$3	$158	$—	$225
Income tax expense	89	5	—	19	1	2	1	35	(63)	89
Net (loss) income	(140)	18	1	68	(4)	5	2	123	63	136
Less: net income attributable to non-controlling interest, net of tax	1	—	—	—	—	—	—	2	—	3
Net (loss) income attributable to DXC common stockholders	$(141)	$18	$1	$68	$(4)	$5	$2	$121	$63	$133

Effective Tax Rate	(174.5)%									39.6%

Basic EPS	$(0.84)	$0.11	$0.01	$0.40	$(0.02)	$0.03	$0.01	$0.72	$0.37	$0.79
Diluted EPS	$(0.84)	$0.10	$0.01	$0.39	$(0.02)	$0.03	$0.01	$0.70	$0.37	$0.77

Weighted average common shares outstanding for:
Basic EPS	168.33	168.33	168.33	168.33	168.33	168.33	168.33	168.33	168.33	168.33
Diluted EPS	168.33	172.38	172.38	172.38	172.38	172.38	172.38	172.38	172.38	172.38

	Fiscal Year Ended March 31, 2026
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration- Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	(Gains) and Losses on Real Estate, Facility Sales and Dispositions	Debt Extinguishment Costs	Impairment Losses	Pension and OPEB Actuarial and Settlement (Gains) and Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	318	115	3	349	(35)	(1)	1	17	169	—	936
Income tax expense	290	24	—	71	(1)	1	—	5	37	(80)	347
Net income	28	91	3	278	(34)	(2)	1	12	132	80	589
Less: net income attributable to non-controlling interest, net of tax	10	—	—	—	—	—	—	—	2	—	12
Net income attributable to DXC common stockholders	$18	$91	$3	$278	$(34)	$(2)	$1	$12	$130	$80	$577

Effective Tax Rate	91.2%										37.1%

Basic EPS	$0.10	$0.52	$0.02	$1.59	$(0.19)	$(0.01)	$0.01	$0.07	$0.74	$0.46	$3.30
Diluted EPS	$0.10	$0.51	$0.02	$1.56	$(0.19)	$(0.01)	$0.01	$0.07	$0.73	$0.45	$3.23

Weighted average common shares outstanding for:
Basic EPS	175.02	175.02	175.02	175.02	175.02	175.02	175.02	175.02	175.02	175.02	175.02
Diluted EPS	178.65	178.65	178.65	178.65	178.65	178.65	178.65	178.65	178.65	178.65	178.65

	Three Months Ended March 31, 2025
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Amortization of Acquired Intangible Assets	Merger related Indemnification	(Gains) and Losses on Real Estate, Facility Sales and Dispositions	Impairment Losses	Pension and OPEB actuarial and Settlement (Gains) and Losses	Tax Adjustment	Non-GAAP Results
Income from continuing operations, before taxes	338	29	85	2	(9)	5	(232)	—	218
Income tax expense	75	8	24	1	3	(1)	(66)	20	64
Net income	263	21	61	1	(12)	6	(166)	(20)	154
Less: net loss attributable to non-controlling interest, net of tax	(1)	—	—	—	—	—	(1)	—	(2)
Net income attributable to DXC common stockholders	$264	$21	$61	$1	$(12)	$6	$(165)	$(20)	$156

Effective Tax Rate	22.2%								29.4%

Basic EPS	$1.46	$0.12	$0.34	$0.01	$(0.07)	$0.03	$(0.91)	$(0.11)	$0.86
Diluted EPS	$1.43	$0.11	$0.33	$0.01	$(0.06)	$0.03	$(0.89)	$(0.11)	$0.84

Weighted average common shares outstanding for:
Basic EPS	181.09	181.09	181.09	181.09	181.09	181.09	181.09	181.09	181.09
Diluted EPS	184.84	184.84	184.84	184.84	184.84	184.84	184.84	184.84	184.84

	Fiscal Year Ended March 31, 2025
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration- Related Costs	Amortization of Acquired Intangible Assets	Merger Related Indemnification	(Gains) and Losses on Real Estate, Facility Sales and Dispositions	Impairment Losses	Pension and OPEB Actuarial and Settlement (Gains) and Losses	Tax Adjustment	Non-GAAP Results
Income before income taxes	630	153	25	348	2	10	17	(232)	—	953
Income tax expense	234	33	5	77	6	6	1	(66)	17	313
Net income	396	120	20	271	(4)	4	16	(166)	(17)	640
Less: net income attributable to non-controlling interest, net of tax	7	—	—	—	—	—	—	(1)	—	6
Net income attributable to DXC common stockholders	$389	$120	$20	$271	$(4)	$4	$16	$(165)	$(17)	$634

Effective Tax Rate	37.1%									32.8%

Basic EPS	$2.15	$0.66	$0.11	$1.50	$(0.02)	$0.02	$0.09	$(0.91)	$(0.09)	$3.51
Diluted EPS	$2.10	$0.65	$0.11	$1.47	$(0.02)	$0.02	$0.09	$(0.89)	$(0.09)	$3.43

Weighted average common shares outstanding for:
Basic EPS	180.68	180.68	180.68	180.68	180.68	180.68	180.68	180.68	180.68	180.68
Diluted EPS	184.92	184.92	184.92	184.92	184.92	184.92	184.92	184.92	184.92	184.92

The above tables serve to reconcile the non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these non-GAAP measures.

Year-over-Year Organic Revenue Growth

	Fiscal Year 2026
	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26	FY26
Total revenue growth	(2.4)%	(2.5)%	(1.0)%	(1.2)%	(1.8)%
Foreign currency	(2.0)%	(1.9)%	(3.3)%	(5.4)%	(3.1)%
Acquisition and divestitures	0.1%	0.2%	—%	—%	0.1%
Organic revenue growth	(4.3)%	(4.2)%	(4.3)%	(6.6)%	(4.8)%

CES revenue growth	(2.7)%	(1.9)%	(0.1)%	1.7%	(0.8)%
Foreign currency	(2.0)%	(1.9)%	(3.5)%	(5.6)%	(3.2)%
Acquisition and divestitures	0.3%	0.4%	—%	—%	0.2%
CES organic revenue growth	(4.4)%	(3.4)%	(3.6)%	(3.9)%	(3.8)%

GIS revenue growth	(3.5)%	(4.2)%	(2.7)%	(5.0)%	(3.9)%
Foreign currency	(2.2)%	(2.1)%	(3.5)%	(5.6)%	(3.3)%
Acquisition and divestitures	—%	—%	—%	—%	—%
GIS organic revenue growth	(5.7)%	(6.3)%	(6.2)%	(10.6)%	(7.2)%

Insurance revenue growth	5.4%	4.6%	4.6%	7.3%	5.4%
Foreign currency	(1.8)%	(1.0)%	(1.4)%	(3.3)%	(1.8)%
Acquisition and divestitures	—%	—%	—%	—%	—%
Insurance organic revenue growth	3.6%	3.6%	3.2%	4.0%	3.6%

	Fiscal Year 2025
	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	FY25
Total revenue growth	(6.1)%	(5.7)%	(5.1)%	(6.4)%	(5.8)%
Foreign currency	1.4%	—%	0.7%	2.1%	1.0%
Acquisition and divestitures	0.3%	0.1%	0.2%	0.1%	0.2%
Organic revenue growth	(4.4)%	(5.6)%	(4.2)%	(4.2)%	(4.6)%

CES revenue growth	(3.0)%	(3.3)%	(3.5)%	(6.4)%	(4.0)%
Foreign currency	1.7%	(0.1)%	0.9%	2.1%	1.1%
Acquisition and divestitures	0.4%	—%	0.4%	0.3%	0.3%
CES organic revenue growth	(0.9)%	(3.4)%	(2.2)%	(4.0)%	(2.6)%

GIS revenue growth	(10.1)%	(9.2)%	(8.2)%	(7.5)%	(8.8)%
Foreign currency	1.3%	0.1%	0.8%	2.2%	1.1%
Acquisition and divestitures	0.2%	0.1%	0.2%	0.1%	0.2%
GIS organic revenue growth	(8.6)%	(9.0)%	(7.2)%	(5.2)%	(7.5)%

Insurance revenue growth	5.3%	5.5%	6.6%	—%	4.3%
Foreign currency	0.9%	(0.2)%	(0.2)%	1.1%	0.4%
Acquisition and divestitures	—%	—%	—%	—%	—%
Insurance organic revenue growth	6.2%	5.3%	6.4%	1.1%	4.7%

Segment Profit

Segment profit is defined as segment revenues less costs of services, selling, general and administrative, depreciation and amortization, and other segment items. The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated expenses generally include certain corporate function costs, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation, and integration-related costs, amortization of acquired intangible assets, impairment losses, gains/(losses) on dispositions of businesses, gains/(losses) on real estate and facility sales, and other costs that do not reflect ongoing segment operating performance. As part of the transition to the new segment structure, the Company updated the assumptions that define which expenses remain in corporate post allocation. The tables below reflect those revised assumptions.

	Fiscal Year 2026
(in millions)	Q1 FY26	Q2 FY26	Q3 FY26	Q4 FY26	FY26
CES profit	$105	$145	$144	$124	$518
GIS profit	97	122	113	100	432
Insurance profit	33	28	35	33	129
Corporate expenses	(19)	(41)	(29)	(20)	(109)
Adjusted EBIT	216	254	263	237	970
Restructuring costs	(37)	(35)	(20)	(23)	(115)
Transaction, separation and integration-related costs	(1)	(1)	—	(1)	(3)
Amortization of acquired intangible assets	(87)	(88)	(87)	(87)	(349)
Merger related indemnification	(2)	—	34	3	35
Gains on dispositions	—	1	—	—	1
Gains (losses) on real estate and facility sales	—	7	—	(7)	—
Impairment losses	(14)	—	—	(3)	(17)
Pension and OPEB actuarial and settlement losses	—	—	(11)	(158)	(169)
EBIT	75	138	179	(39)	353
Interest Income	46	46	46	43	181
Interest expense	(54)	(53)	(54)	(55)	(216)
Income (loss) before income tax	67	131	171	(51)	318
Income tax expense	(49)	(91)	(61)	(89)	(290)
Net Income (loss)	$18	$40	$110	$(140)	$28

Segment profit margins
CES	8.4%	11.6%	11.4%	9.9%	10.3%
GIS	6.1%	7.7%	7.0%	6.5%	6.8%
Insurance	10.5%	8.8%	10.9%	10.2%	10.1%

Total Company margins
Adjusted EBIT margin	6.8%	8.0%	8.2%	7.6%	7.7%
EBIT margin	2.4%	4.4%	5.6%	(1.2)%	2.8%

	Fiscal Year 2025
(in millions)	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	FY25
CES profit	$123	$175	$164	$118	$580
GIS profit	101	120	112	98	431
Insurance profit	44	37	50	31	162
Corporate expenses	(44)	(53)	(40)	(17)	(154)
Adjusted EBIT	224	279	286	230	1,019
Restructuring costs	(39)	(42)	(43)	(29)	(153)
Transaction, separation and integration-related costs	(7)	(15)	(3)	—	(25)
Amortization of acquired intangible assets	(87)	(89)	(87)	(85)	(348)
Merger related indemnification	—	—	—	(2)	(2)
Gains on dispositions	—	5	8	—	13
(Losses) gains on real estate and facility sales	(2)	(27)	(3)	9	(23)
Impairment losses	—	—	(12)	(5)	(17)
Pension and OPEB actuarial and settlement gains	—	—	—	232	232
EBIT	89	111	146	350	696
Interest Income	51	51	51	46	199
Interest expense	(72)	(69)	(66)	(58)	(265)
Income before income tax	68	93	131	338	630
Income tax expense	(43)	(48)	(68)	(75)	(234)
Net Income	$25	$45	$63	$263	$396

Segment profit margins
CES	9.6%	13.7%	12.9%	9.6%	11.5%
GIS	6.1%	7.2%	6.8%	6.0%	6.5%
Insurance	14.8%	12.1%	16.3%	10.2%	13.4%

Total Company margins
Adjusted EBIT margin	6.9%	8.6%	8.9%	7.3%	7.9%
EBIT margin	2.8%	3.4%	4.5%	11.0%	5.4%

Source: DXC Technology
Category: Investor Relations